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                                                               Exhibit 99(a)(11)

                                                             Via Electronic Mail

              FINAL NOTICE TO ELIGIBLE OPTION HOLDERS OUTSIDE THE
         SAN FRANCISCO OFFICE REGARDING THE CLOSING DATE OF THE OFFER


From:     Doris Young
Sent:     Monday, March 19, 2001
Subject: Repriced Options Election Forms - Deadline March 20, 2001, midnight, PST


Attached is a pdf file with the Election Form. The deadline is Tuesday, March 20, 2001, midnight, PST. Individuals may fax me a copy of the Election Form (fax: 415.348.7034) in order to meet the deadline, WITH THE UNDERSTANDING THAT THE INK-SIGNED ORIGINAL OF THE ELECTION FORM WITH ITS ATTACHMENTS BE RETURNED TO ME.